Exhibit 3.44
CERTIFICATE OF INCORPORATION
OF
UPEL, INC.
     FIRST: The name of the corporation is UPEL, Inc.
     SECOND: The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“GCL”).
     FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 1,000 shares of common stock with a par value of $.01 per share.
     FIFTH: The name and mailing address of the incorporator is R. Henry Kleeman, Sara Lee Corporation, Three First National Plaza., Chicago, Illinois 60602.
     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to any specific limitation on such power contained in any by-laws adopted by the stockholders. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.
     SEVENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
     EIGHTH: Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the GCL as it may be in effect from time to time.
     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator named above, for the purposes of forming a corporation pursuant to the GCL, does hereunto set his hand this 11th day of June,1997.

/s/ R. Henry Kleeman R. Henry Kleeman, Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
UPEL, INC.

     The Board of Directors of:
UPEL, INC.
a Corporation of the State of Delaware, on this 22nd day of December, A.D. 1999, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:
CORPORATION SERVICE COMPANY
UPEL, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Maureen W. Cullen, this 22nd day of December, 1999.

/s/ Maureen W. Cullen
Authorized Officer
Vice President